Exhibit 5.1



                                HOGAN & HARTSON
                                     L.L.P.


                                                            COLUMBIA SQUARE
                                                      555 THIRTEENTH STREET, NW
                                                      WASHINGTON, DC  20004-1109
                                                          TEL (202) 637-5600
                                                          FAX (202) 637-5910







                                  July 11, 1996



Board of Directors
Microlog Corporation
20270 Goldenrod Lane
Germantown, Maryland  20874

Dear Gentlemen:

                  This firm has acted as special counsel to Microlog Corporation (the "Company"), a Virginia corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 1,000,000 shares (the "Shares") of common stock, par value $.01 per share of Microlog Corporation ("Common Stock"), issuable upon the exercise of options granted under the Microlog Corporation 1995 Stock Option Plan, as amended and restated (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

                  For purposes of this opinion, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. A copy of the Plan, as certified on July 11, 1996, by the Secretary of the Company as then being complete, accurate and in effect.

                  3. The Amended and Restated Articles of Incorporation of the Company, as amended, as certified on May 6, 1996 by the Commonwealth of Virginia State Corporation Commission and on July 11, 1996 by the Secretary of the Company as then being complete, accurate and in effect.

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HOGAN & HARTSON L.L.P.

Board of Directors
July 11, 1996
Page 2


                  4. The By-laws of the Company, as amended, as certified on July 11, 1996 by the Secretary of the Company as then being complete, accurate and in effect.

                  5. Resolutions of the Board of Directors of the Company adopted at meetings held on September 28, 1995, December 20, 1995 and July 2, 1996, all of the foregoing resolutions as certified by the Secretary of the Company on July 11, 1996 as then being complete, accurate and in effect.

                  6. Resolutions of the shareholders of the Company adopted at a meeting held on March 26, 1996, as certified by the Secretary of the Company on July 11, 1996 as then being complete, accurate and in effect.

                   We have not, except as specifically mentioned above, made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries, or of any other matters. In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the authenticity and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof.

                   We have not, except as specifically identified herein, been retained or engaged to perform, nor have we performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, or corporate records to which the Company or any of its property may be a party or may be subject. This opinion is given in the context of the foregoing.

                  This opinion is based as to matters of law solely on the Stock Corporation Act of the Commonwealth of Virginia, as amended, and we express no opinion as to any other laws, statutes, regulations, or ordinances, including without limitation any federal or state tax or securities laws or regulations. We note that our firm only requires lawyers to be qualified to practice law in the District of Columbia, Virginia, or Maryland.

HOGAN & HARTSON L.L.P.

Board of Directors
July 11, 1996
Page 3


                  Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this form.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules thereunder.

                                                 Very truly yours,

                                                 /s/ Hogan & Hartson L.L.P.
                                                 ------------------------------
                                                 HOGAN & HARTSON  L.L.P.